                               SCHEDULE 14A
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

          Filed by the Registrant    [X]

          Filed by a Party other than the Registrant    [ ]

          Check the Appropriate Box:

          [ ]  Preliminary Proxy Statement

          [X]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
               14a-12

          [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        1ST COMMUNITY BANCORP, INC.
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)  Title of each class of securities to which transaction applies:
      --------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:
      --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      --------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:
      --------------------------------------------------------------------
      (5)  Total fee paid:
      --------------------------------------------------------------------
 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:
      --------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.:
      --------------------------------------------------------------------
      (3)  Filing party:
      --------------------------------------------------------------------
      (4)  Date filed:
      --------------------------------------------------------------------

                    [1ST COMMUNITY BANCORP, INC. LOGO]

                             109 EAST DIVISION
                          SPARTA, MICHIGAN 49345

                              April 7, 1997

To Our Shareholders:

The Annual Meeting of the Shareholders of 1st Community Bancorp, Inc., Sparta, Michigan, will be held at the following location and date:

               Sparta Ridgeview Elementary School Gymnasium
                          557 South State Street
                          Sparta, Michigan 49345

                          Tuesday, April 29, 1997
                6:30 p.m. Dinner - 7:30 p.m. Annual Meeting

The purpose of the meeting is set forth in the attached "Notice of Annual Meeting of Shareholders."

Please plan to join us prior to the meeting for an informal sit-down dinner to be served at 6:30 p.m. Shareholders holding stock in single ownership form are cordially invited to bring a guest. To assist us in our planning, please complete and return the enclosed reservation card by Friday, April 18, 1997.

   The following Proxy Statement and enclosed form of proxy are being furnished to holders of 1st Community Bancorp, Inc. Common Stock on and after April 7, 1997. PLEASE BE SURE TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. Proxies must be signed by all owners as their names appear on the proxy.

As we focus on the challenges and changes in today's banking environment, we look forward to enhancing shareholder value at 1st Community Bancorp, Inc. It is our desire to build long-term value for you as we continue to build a strong foundation for continued profitable growth.

Please join us at the 1997 Annual Meeting on the evening of April 29. We look forward to seeing you there.

                                          Sincerely,

                                             /s/ Jae M. Maxfield

                                          Jae M. Maxfield
                                          President and Chief Executive Officer

                    [1ST COMMUNITY BANCORP, INC. LOGO]

                             109 EAST DIVISION
                          SPARTA, MICHIGAN 49345


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

---------------------------------------------------------------------------

     The annual meeting of shareholders of 1st Community Bancorp, Inc. will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, on Tuesday, April 29, 1997, at 7:30 p.m. local time, for the following purposes:

     1.   To elect directors.

     2.   To approve and adopt Restated Articles of Incorporation.

     3.   To approve the Executive Stock Incentive Plan of 1997.

     4. To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 19, 1997, are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

                              By Order of the Board of Directors,

                                 /s/ Linda R. Pitsch

                              Linda R. Pitsch
                              Secretary


   April 7, 1997

          It is important that your shares be represented at the
            meeting.  Even if you expect to attend the meeting,
             PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

PROXY STATEMENT


                      ANNUAL MEETING OF SHAREHOLDERS
                                    OF
                        1ST COMMUNITY BANCORP, INC.

                              April 29, 1997

     This Proxy Statement and the accompanying form of proxy are being furnished to holders of common stock, $10 par value ("Common Stock"), of 1st Community Bancorp, Inc. (the "Corporation") on and after April 7, 1997, in connection with the solicitation of proxies by the Corporation's Board of Directors to be voted at the annual meeting of the Corporation's shareholders (the "Annual Meeting") to be held on April 29, 1997, and any adjournment of that meeting. The Annual Meeting will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, at 7:30 p.m. local time.

     The purpose of the Annual Meeting is to consider and vote upon the following matters: (i) election of directors; (ii) approval and adoption of Restated Articles of Incorporation; and (iii) approval of the Executive Stock Incentive Plan of 1997. If a proxy in the form distributed by the Corporation is properly executed and returned to the Corporation, the shares represented by that proxy will be voted at the Annual Meeting and any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement, for approval and adoption of the proposed Restated Articles of Incorporation and for approval of the Executive Stock Incentive Plan of 1997. The Corporation's management does not know of any other matter to be presented at the Annual Meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgment of the persons named as proxies with respect to those other matters.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Corporation. A proxy may also be revoked by attending and voting at the Annual Meeting.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of the Corporation and ChoiceOne Bank (the "Bank") also may solicit proxies in person, by telephone or by other means without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by the Corporation.

ELECTION OF DIRECTORS

     The Board of Directors has nominated the following three persons for reelection to the Corporation's Board of Directors for terms expiring at the annual meeting of shareholders to be held in 2000:

                          William F. Cutler, Jr.
                         L. Edmond Eary, Jr., M.D.
                             Andrew W. Zamiara

     Each nominee is presently a director of the Corporation whose term will expire at the Annual Meeting. Seven other directors are serving terms that will expire in 1998 and 1999. It is the intent of the persons named in the accompanying proxy to vote for the election of the three nominees listed above. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

     A plurality of the shares represented in person or by proxy and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
              VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

APPROVAL AND ADOPTION OF RESTATED ARTICLES OF INCORPORATION

     The Board of Directors has unanimously approved, and recommends that the Corporation's shareholders approve and adopt, Restated Articles of Incorporation (the "Restated Articles"). The Board of Directors approved the Restated Articles to integrate the existing Articles of Incorporation with several subsequent amendments, to change the name of the Corporation to "ChoiceOne Financial Services, Inc.," to authorize a class of preferred stock and to add certain provisions that the Board believes would be in the best interests of the Corporation and its shareholders.

     The following discussion summarizes the material changes to the Corporation's existing Articles of Incorporation which would be effected by approval and adoption of the proposed Restated Articles. This summary is qualified in its entirety by reference to the text of the Restated

Articles, a complete copy of which is included as Appendix A to this Proxy Statement.

     The Board of Directors proposes to amend Article I of the Corporation's Articles of Incorporation to change the name of the Corporation to "ChoiceOne Financial Services, Inc." In the second quarter of 1996, as part of the Corporation's plan to expand the Corporation's presence in markets outside the Sparta, Michigan market, the name of Sparta State Bank was changed to ChoiceOne Bank and the name of Bradford Insurance Centre, Ltd. was changed to ChoiceOne Insurance Agencies, Inc. While the Corporation continues to depend to a great extent on its customer base in Sparta and the surrounding communities, the Board of Directors believes that it is in the best interests of the Corporation's shareholders to expand the Corporation's market to enable it to compete more effectively with other financial institutions. The current proposal to change the name of the Corporation is another step in the Corporation's plan for entering and serving additional markets. The name change will not affect or change the business of the Corporation or the services offered to the Corporation's customers in the markets presently served by the Corporation. The Board of Directors also believes that changing the name of the Corporation may help prevent potential confusion that customers and shareholders could experience as a result of the divergent names of the Corporation and its bank and insurance agency subsidiaries.

     Article III of the Restated Articles includes a provision authorizing the Board of Directors to issue up to 100,000 shares of preferred stock. The provision would permit the Board to authorize the issuance of preferred stock without additional shareholder approval, with such relative rights and preferences as may be established by resolution of the Board of Directors. The terms of the shares to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters would be determined by the Board of Directors. No class of preferred stock is presently authorized by the Corporation's current Articles of Incorporation.

     Under the Restated Articles, the Board of Directors would be empowered to determine the designations and relative voting, distribution, dividend, liquidation and other rights, preferences and limitations of the preferred stock, including, among other things: (i) the designation of each class or series and the number of shares in the class or series; (ii) the dividend rights, if any, of the class or series; (iii) the voting rights, if any (in addition to any prescribed by law), of the holders of shares of the class or series; (iv) the rights, if any, to convert or exchange the shares into or for other securities; (v) the conditions or restrictions, if any, on specified actions of the Corporation affecting the rights of the shares;
(vi) the redemption provisions, if any, of the shares; (vii) the preference, if any, to which any class or series would be entitled in the event of the liquidation or distribution of the Corporation's assets; and

(viii) the provisions of a sinking fund, if any, provided for the redemption of the preferred stock.

     The Board of Directors believes that the availability of preferred stock would provide the Corporation with flexibility of action for possible future transactions, acquisitions, employee benefit plans and other corporate purposes. Such purposes might include meeting requirements for capital expenditures through the issuance of additional shares. Authorization of preferred stock would permit the Board of Directors to choose the exact terms of the class or series at the time of issuance to promptly respond to investor preferences, developments in types of preferred stock, market conditions and the nature of a specific transaction.

     It may be advantageous in some cases to pay investors dividends on equity rather than interest on debt. Preferred stock would allow the Corporation to offer equity that is potentially less dilutive of the relative equity value of the holders of its Common Stock than would be the case if additional shares of Common Stock were issued. Preferred stock typically does not enjoy dividend growth corresponding to growth in a company's earnings. In addition, preferred stock can be subject to redemption, which could permit the Corporation to limit the dilutive effect on the holders of its Common Stock.

     If the Restated Articles are approved and adopted, no further shareholder authorization for the issuance of preferred stock would be required prior to issuance of the shares by the Board of Directors. The Board presently does not have any plan or proposal to issue preferred stock. Opportunities may arise, however, that require prompt action, such as businesses becoming available for acquisition or favorable market conditions existing for the sale of a particular type of preferred stock. The delay and expense of seeking shareholder approval at the time of issuance could deprive the Corporation and its shareholders of the ability to effectively benefit from such an opportunity.

     The Board of Directors could authorize shares of preferred stock which have voting, dividend or other preferences over shares of its Common Stock and the issuance of preferred stock could dilute the voting power, equity position or share of earnings of common shareholders. Although the Board of Directors has no present plan or proposal to do so, preferred stock could be used to discourage or impede an attempt to obtain control of the Corporation by merger, tender offer, proxy contest or other means and could be used to inhibit the removal of incumbent management. At this time, the Corporation's management is not aware of any attempts to obtain control of the Corporation.

     Article V of the Restated Articles enumerates the express powers of the Board of Directors. Although Article V does not increase the powers of the Board relative to the Board's powers under the current Articles of Incorporation, the article clarifies the specific actions that are within the power of the Board of Directors.

     Article VI of the Restated Articles would require the Corporation to indemnify directors and executive officers of the Corporation to the fullest extent permitted by the Michigan Business Corporation Act (the "MBCA"). The MBCA provides, among other things, that a company shall indemnify a director, officer, employee or agent against actual and reasonable expenses, including attorneys' fees, incurred by the person who is successful, on the merits or otherwise, in defense of any action, suit or proceeding or in defense of a claim, issue or matter in such action, suit or proceeding, to which the person was a party as a result of being or having been a director, officer, employee or agent of the company.

     The MBCA also permits a company to indemnify a person who is or was a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the company or is or was serving at the company's request as a director, officer, partner, trustee, employee or agent of another company, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe that the conduct was unlawful. A company's board of directors (acting through a quorum of disinterested directors or a special committee of two or more disinterested directors) or independent legal counsel or the shareholders may authorize indemnification in the specific case after a determination is made that indemnification is permissible because such standards have been satisfied. The MBCA also permits a company to pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent in advance of final disposition of the proceeding if the person furnishes the company with a written affirmation of the person's good faith belief that the person has met the applicable standard of conduct and a written undertaking to repay the advance if it is ultimately determined that the person did not meet such standard of conduct and if it is determined that indemnification is not precluded under the MBCA.

     Article VI of the Restated Articles provides that the Corporation shall, to the fullest extent permitted by law, indemnify directors and executive officers in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) arising out of the director's or executive officer's service to the Corporation, a subsidiary or to another organization at the request of the Corporation or a subsidiary. The Corporation may indemnify, but is under no obligation to do so, individuals who are not directors or executive officers of the Corporation to the extent permitted by the Bylaws, a resolution of the Board or by a contractual agreement authorized by the Board.

     Article VI further provides that the Corporation shall indemnify directors and executive officers to the fullest extent permitted now or in the future by applicable law. As such, the circumstances under which the Corporation may be required or permitted to provide indemnification in the future may be broader than that presently provided by the MBCA and the Restated Articles.

     The current Articles of Incorporation do not contain provisions for the indemnification of directors or executive officers. The Corporation's current Bylaws, however, generally follow the indemnification provisions of the MBCA and permit, but do not require, the Corporation to indemnify a director, officer, employee or agent of the Corporation or any individual who serves at the Corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation in certain circumstances if the applicable standard of conduct is met.

     The proposed indemnification provision in the Restated Articles applies to and may benefit the existing directors and executive officers of the Corporation and, as such, the directors and executive officers of the Corporation may be deemed to have a personal interest in approval of the Restated Articles. If the shareholders approve the Restated Articles, shareholders may be estopped from claiming that indemnification provided in accordance with the Restated Articles and the MBCA is incorrectly provided, although shareholders would not be barred from challenging any particular indemnification as being provided in violation of the Restated Articles or the MBCA.

     The Corporation maintains directors' and officers' liability insurance which may offset a portion of the costs involved in any indemnification claim and the Corporation presently intends to continue such coverage in the future, subject to availability at reasonable costs. To the extent obligations under indemnification provisions exceed any proceeds of insurance (or if such coverage is discontinued or not applicable), any such indemnification payments made by the Corporation may have an adverse effect upon the Corporation's assets and equity.

     Since the indemnification provisions relate to actions occurring while a person serves as a director or executive officer of the Corporation, the Corporation may provide, or may be required to provide, indemnification if the appropriate standards are satisfied even though at the time the indemnification is sought such person no longer serves the Corporation in such a capacity.

     The Board of Directors believes that the proposed Article VI is in the best interests of the Corporation and its shareholders. In recent years, there has been an increase in the number and amount of claims brought against directors and officers of companies. Although no director or executive officer of the Company has threatened to resign, and, to the best of the Corporation's knowledge, no qualified person has refused to serve on the Corporation's Board of Directors because of the threat of personal liability, the Board believes that the proposed Article VI would enhance the ability of the Corporation to attract and retain highly qualified directors and executive officers in the future. In addition, threat of personal liability may have an adverse effect on the decision-making process of directors and executive officers of the Corporation. The proposed indemnification clause also may encourage such persons to make entrepreneurial decisions that they believe to be in the best interests of the Corporation with less threat of personal liability for monetary damages for breach of fiduciary duty.

     Article VII of the Restated Articles includes a new provision requiring all shareholder nominations for directors to be delivered to the Corporation in writing at least 120 days prior to the notice of an annual meeting of shareholders or, in the case of a special meeting of shareholders at which a director would be elected, at least seven days after the notice of the special meeting. A nomination that is not received prior to these deadlines would not be placed on the ballot.

     The Board believes that advance notice of nominations by shareholders would afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, would provide an opportunity to inform shareholders about such qualifications. Although this nomination procedure would not give the Board of Directors any power to approve or disapprove shareholder nominations for the election of directors, the nomination procedure could have the effect of precluding a nomination for the election of directors at a particular meeting if the proper procedures were not followed.

     Article VII also contains a provision for the removal of directors. The provision, like the provision in the current Articles of Incorporation, provides that a director may be removed before the end of a term only for cause, provided that the Bylaws may provide for mandatory retirement from the Board of Directors at 70 years of age or older. The current Articles of Incorporation do not, however, define "cause." The Restated Articles would provide that cause for removal would exist only if: (i) a director has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal; (ii) a director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation and the adjudication is no longer subject to direct appeal; (iii) a director has become mentally incompetent, whether or not adjudicated, and the mental incompetency directly affects the director's ability to act as a director of the Corporation; or (iv) a director's actions or failure to act have been in derogation of the director's duties. If a director is proposed to be removed pursuant to (iii) and (iv) upon a vote of the shareholders, the removal recommendation must be approved by a vote of at least two-thirds of the total number of directors in office, exclusive of the director who is the subject of the removal action.

     The definition of "cause" found in Article VII of the Restated Articles applies to and may benefit the existing directors of the Corporation and, as such, the directors may be deemed to have a personal interest in approval of the Restated Articles.

     Article X of the Restated Articles provides that the Board of Directors would not initiate, approve, adopt or recommend any offer of any person or entity (other than the Corporation) to make a tender or exchange offer for any equity security of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or acquire all or substantially all of the Corporation's assets, unless and until the Board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In doing so, the Board could rely on an opinion of legal counsel who is independent from the offeror and/or may test such legal compliance in front of any court or agency that may have appropriate jurisdiction over the matter.

     In making its determination as to whether the transaction would be in the best interests of the Corporation and its shareholders, the Board would be required to consider all factors it deemed relevant, including but not limited to: (i) the adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders, considering historical trading prices of the Corporation's Common Stock, the price that could be achieved in a negotiated sale of the Corporation as a whole, past offers to other companies and the future prospects of the Corporation; (ii) the possible social and economic impact of the proposed transaction on the Corporation, its employees, customers and suppliers; (iii) the potential social and economic impact of the proposed transaction on the communities in which the Corporation and its subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the offering party; (v) the competence, experience and integrity of the offering party and its management; and (vi) the intentions of the offering party regarding the use of the assets of the Corporation to finance the transaction.

     The Board of Directors believes that the proposed Article X is in the best interests of the Corporation and its shareholders because it would permit the Board to consider various factors in addition to price which may be important to the Corporation and its shareholders in evaluating various transactions to which the Corporation would be a party. Because Article X could be used to insulate directors from liability if the directors consider factors other than price, the directors may be deemed to have a personal interest in approval of the Restated Articles. Article X could be considered an anti-takeover measure because the Board could consider factors other than price in evaluating an offer to merge, consolidate or purchase the Corporation and determine that such other factors justify rejecting the offer. The Board of Directors believes that the Corporation has historically had and will continue to have a strong community presence and focus and that consideration of the various factors listed in Article
X would be appropriate.

     The Corporation's current Articles of Incorporation require a supermajority (two-thirds) vote of shareholders to amend certain provisions of the Articles of Incorporation, including any amendment to increase the amount of authorized capital of the Corporation. The Restated Articles contain similar supermajority vote requirements and also would require a supermajority vote to amend the new Article X. Unlike the current Articles of Incorporation, however, the Restated Articles would not require a supermajority vote of shareholders to increase the amount of authorized capital of the Corporation.

     The affirmative vote of the holders of two-thirds of the shares entitled to vote at the Annual Meeting is required to approve and adopt the proposed Restated Articles. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
      APPROVAL AND ADOPTION OF THE RESTATED ARTICLES OF INCORPORATION


APPROVAL OF EXECUTIVE STOCK INCENTIVE PLAN OF 1997

     The Board of Directors believes that the Corporation's long-term interests will be best advanced by aligning the interests of its key employees with the interests of its shareholders. Therefore, to retain and motivate officers and key management employees of exceptional abilities, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Corporation and its subsidiaries made by these individuals, the Board of Directors adopted, subject to shareholder approval, the Executive Stock Incentive Plan of 1997 (the "Plan"). The Board currently contemplates that the Plan would primarily be used to grant stock options to officers and key employees of the Corporation and its subsidiaries. However, the Plan would also permit the award of stock appreciation rights and stock awards to officers and key employees of the Corporation and its subsidiaries (together with stock options, "Incentive Awards").

     A maximum of 20,000 shares of Common Stock would be available for Incentive Awards under the Plan (subject to certain antidilution adjustments). Persons eligible to receive Incentive Awards under the Plan include corporate executive officers (4 persons as of March 1997) and other corporate and subsidiary officers and key employees (an indeterminate number of persons) of the Corporation and its subsidiaries. Additional individuals may become executive officers, corporate or subsidiary officers or key employees in the future and could participate in the Plan. Officers and key employees of the Corporation and its subsidiaries may be considered to have an interest in the Plan because they may receive Incentive Awards under the Plan. The benefits payable under the Plan are presently not determinable and the benefits that would have been payable had the Plan been in effect during the most recent fiscal year are similarly not determinable. The Plan would not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and would not be subject to the Employee Retirement Income Security Act of 1974.

     The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan set forth in Appendix B to this Proxy Statement.

     The Plan would be administered by the Personnel and Benefits Committee of the Board of Directors or such other committee as the Board may designate for that purpose (the "Committee"). The Committee would make determinations, subject to the terms of the Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person, the time of each grant, the terms and duration of each grant and all other determinations necessary or advisable for administration of the Plan.

     The principal stock option features of the Plan provide that the Corporation may grant to participants options to purchase shares of Common Stock at stated prices for specified periods of time. Options may qualify as incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or not ("Nonqualified Stock Options"), as determined by the Committee. The Committee could award options for any amount of consideration, or no consideration, as may be determined by the Committee.

     The Committee would set forth the terms of individual grants of stock options in stock option agreements. The stock option agreements would contain such terms, conditions and restrictions, consistent with the provisions of the Plan, as the Committee determines to be appropriate.
These restrictions could include vesting requirements.   Stock option
agreements may provide for automatic regrants of options with respect to shares surrendered to the Corporation in connection with the exercise of an outstanding stock option. The exercise price per share would be determined by the Committee and would be a price equal to or higher than the par value of Common Stock on the date of grant. The exercise price of Incentive Stock Options must be at least equal to the market value on the date of grant. On March 19, 1997, the market value of Common Stock, based on the average of the bid and asked prices quoted to the Corporation by the market makers in the Corporation's Common Stock, was $42.25 per share. When exercising all or a portion of a stock option, a participant could pay with cash or, with the consent of the Committee, with shares of Common Stock or other consideration. If shares of Common Stock are used to pay the exercise price and the Committee consents, a participant could use the value of shares received upon exercise for further exercises in a single transaction, permitting a participant to fully exercise a large stock option with a relatively small initial cash or stock payment. The Committee could also authorize payment of all or a portion of the stock option price in the form of a promissory note or installments on terms approved by the Committee.

     Although the term of each stock option would be determined by the Committee, no stock option would be exercisable under the Plan after the expiration of 10 years from the date it was granted. Stock options generally would be exercisable for limited periods of time in the event a stock option holder dies, becomes disabled or is terminated without cause. If a stock option holder is terminated for cause, the stock option holder would forfeit all rights to exercise any outstanding stock options. If a stock option holder retires after age 55 and after completing 6 years of service, or as otherwise determined by the Committee, the option holder could exercise options for the shorter of 3 years or the remainder of the terms of the options, but only to the extent the participant is entitled to exercise the options on the date of retirement. If a stock option holder terminates employment due to consensual severance (as defined in the Plan), the Committee may, in its discretion, permit the participant to exercise options for a period of time not exceeding 3 years after such termination. Incentive Stock Options granted to participants under the Plan generally could not be transferred except by will or by the laws of descent and distribution. Nonqualified Stock Options would be transferable unless transfer is restricted by the terms of the grant.

     For federal income tax purposes, a participant would not recognize income and the Corporation would not receive a deduction at the time an Incentive Stock Option is granted. A participant exercising an Incentive Stock Option would not recognize income at the time of the exercise. The difference between the market value and the exercise price would, however, be a tax preference item for purposes of calculating alternative minimum tax. Upon sale of the stock, as long as the participant held the stock for at least 1 year after the exercise of the stock option and at least 2 years after the grant of the stock option, the participant's basis would equal the exercise price, the participant would pay tax on the difference between the sale proceeds and the exercise price as capital gain, and the Corporation would receive no deduction for federal income tax purposes.

If, before the expiration of either of the above holding periods, the participant sold shares acquired under an Incentive Stock Option, the tax deferral would be lost, the participant would recognize compensation income equal to the difference between the exercise price and the fair market value at the time of exercise (but not more than the maximum amount that would not result in a loss on the disposition), and the Corporation would receive a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the participant would result in the recognition of short- or long-term capital gain.

     Under current federal income tax laws, a participant would not recognize any income and the Corporation would not receive a deduction at the time a Nonqualified Stock Option is granted. If a Nonqualified Stock Option is exercised, the participant would recognize compensation income in the year of exercise equal to the difference between the exercise price and the fair market value on the date of exercise and the Corporation would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

     The Corporation could withhold from any cash otherwise payable to a participant or require a participant to remit to the Corporation an amount sufficient to satisfy federal, state and local withholding taxes and employment-related tax requirements. Tax withholding obligations may be satisfied by withholding Common Stock to be received upon exercise of an option or by delivery to the Corporation of previously owned shares of Common Stock.

     In addition to stock options, the Committee could also grant stock appreciation rights that would be subject to such terms and conditions as the Committee determines. A stock appreciation right could relate to a particular option and could be granted at the same time or after a related option is granted. A stock appreciation right granted in tandem with an option would permit a participant to receive, in exchange for the right to exercise a related option, a payment from the Corporation in cash, stock or other consideration equal to the difference between the market value of the shares at the time of exercise of the stock appreciation right and the exercise price of such option.

     The Plan would also give the Committee authority to make stock awards. A stock award of the Corporation's Common Stock would be subject to terms and conditions determined by the Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to shares of Common Stock received upon becoming the holder of record of the Common Stock. However, the Committee could impose restrictions on the assignment or transfer of Common Stock awarded under a stock award.

     The Committee may include in an Incentive Award provisions for the acceleration of any vesting or other similar requirements, for the elimination of any restrictions upon an Incentive Award, or for participants to receive cash in lieu of outstanding stock options upon a "change in control" (as defined in the Plan or otherwise in an Incentive Award) of the Corporation.

     The Board of Directors may terminate the Plan at any time and may from time to time amend the Plan. No amendment may impair any outstanding Incentive Award without the consent of the participant except according to the terms of the Plan or Incentive Award. No termination, amendment or modification may become effective with respect to any Incentive Award outstanding under the Plan without the prior written consent of the participant holding the award unless the amendment or modification operates to the benefit of the participant. Subject to shareholder approval, the Plan would take effect on April 29, 1997, and, unless previously terminated by the Board of Directors, no awards could be made under the Plan after April 28, 2007.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on this proposal is required to approve the Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
          APPROVAL OF THE EXECUTIVE STOCK INCENTIVE PLAN OF 1997



VOTING SECURITIES

     Holders of record of Common Stock at the close of business on March 19, 1997, will be entitled to vote at the Annual Meeting on April 29, 1997, and any adjournment of that meeting. As of March 19, 1997, there were 482,710 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted for shareholder action.

     As of March 19, 1997, no shareholder is known to the Corporation's management to have been the beneficial owner of more than 5% of the outstanding shares of Common Stock as of that date.

     The following table sets forth information concerning the number of shares of Common Stock held as of December 31, 1996, by each of the Corporation's directors and nominees for director, each of the named executive officers and all of the Corporation's directors and executive officers as a group:

                                               AMOUNT AND NATURE OF
                                       BENEFICIAL OWNERSHIP OF COMMON STOCK<F1>
                                       ----------------------------------------
                                        SOLE VOTING     SHARED
                                            AND        VOTING OR       TOTAL      PERCENT
        NAME OF                         DISPOSITIVE   DISPOSITIVE    BENEFICIAL     OF
     BENEFICIAL OWNER                      POWER       POWER<F2>     OWNERSHIP     CLASS
     ----------------                   -----------   -----------    ---------    -------
Frank G. Berris                             4071            --          4071        <F*>
Lawrence D. Bradford                          --         5,870         5,870        1.2%
William F. Cutler, Jr.                        --         3,000         3,000        <F*>
L. Edmond Eary, Jr., M.D.                  2,413           108         2,521        <F*>
Lewis G. Emmons                            4,638            --         4,638         1.0
Stuart Goodfellow                          6,182            --         6,182         1.3
Jae M. Maxfield                              100            --           100        <F*>
Jon E. Pike                                1,251            --         1,251        <F*>
Linda R. Pitsch                               --           356           356        <F*>
Andrew W. Zamiara                            231           683           914        <F*>

All directors and
 executive officers
 as a group                               18,886        10,326        29,212        6.1%
____________________________

<F*>     Less than 1%.

<F1>     The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2>     These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held

                                     -14-

         by spouses and minor children over whom the listed person may have substantial influence by reason of relationship.

DIRECTORS AND EXECUTIVE OFFICERS

    The Corporation's Board of Directors is divided into three classes, which are as nearly equal in number as possible. Each class of directors serves a successive three-year term of office. Directors who are not employees of the Corporation may not serve for more than five consecutive three-year terms, nor may they serve after attaining age 70.

    Three members of the present Board of Directors are standing for reelection. Seven other directors are serving terms that will expire in 1998 and 1999.

    Biographical information concerning the Corporation's directors and executive officers, including the three nominees who are nominated for election to the Board of Directors at the Annual Meeting, is presented below. Except as otherwise indicated, all directors, nominees for director and executive officers have had the same principal employment for over five years. All executive officers are appointed annually and serve at the pleasure of the Board of Directors. All of the directors of the Corporation also serve as directors of the Bank.

    NOMINEES FOR ELECTION AS DIRECTORS TO TERMS EXPIRING IN 2000

         WILLIAM F. CUTLER, JR. (age 49) is the former Vice President of the H. H. Cutler Company, an apparel manufacturer. Mr. Cutler joined the H. H. Cutler Company in 1970 and served in various management and executive capacities until January 1994. The H.
    H. Cutler Company was sold to VF (Vanity Fair) Corporation in January 1994. Mr. Cutler has been a director of the Corporation and the Bank since October 1993. Mr. Cutler served as a director of the Sparta Health Center from 1981 until 1996 and is a trustee of the Rockford Education Foundation.

         L. EDMOND EARY, JR., M.D. (age 68) retired in 1991 after establishing and operating a solo medical practice for 38 years. Dr. Eary was an Associate Professor of Family Practice at the College of Human Medicine at Michigan State University from July 1972 until June 1988. Dr. Eary has been a director of the Corporation since 1986 and a director of the Bank since 1969. Dr. Eary has been Chairman of the Board of Directors of the Corporation and the Bank since May 1991 and was Vice Chairman of the Board of Directors of the Corporation and the Bank from May 1990 until May 1991. Dr. Eary served as Interim President and

    Chief Executive Officer of the Corporation from October 1, 1994 until January 10, 1995. Dr. Eary is also a director of Northwest Ambulance Corp., a non-profit corporation, and Past President, director and Treasurer of the Michigan Academy of Family
    Physicians.

         ANDREW W. ZAMIARA (age 56) is a registered pharmacist and President/Manager of Momber Pharmacy and Gift Shop in Sparta,
    Michigan. Mr. Zamiara has been a director of the Corporation and the Bank since August 1990.

    DIRECTORS WITH TERMS EXPIRING IN 1999

         JAE M. MAXFIELD (age 51) has been a director and President and Chief Executive Officer of the Corporation and the Bank since January 1995 and a director of ChoiceOne Insurance Agencies, Inc. since January 1996. From 1993 until January 1995, Mr. Maxfield operated Maxfield Associates, an association of financial advisors engaged in providing financial services to business and professional occupations. Mr. Maxfield served as President and Chief Executive Officer of Society Bank in Monroe, Michigan, formerly a subsidiary of First of America Bank, from 1974 until 1993. Mr. Maxfield also is a director of West Shore Computer Services, Inc., a data processing company, in which the Bank owns a 20% interest and a director of Michigan Bankers Title of West Michigan, L.L.C., a title insurance agency, in which the Bank owns a 6% interest.

         JON E. PIKE (age 55) is a certified public accountant and Managing Partner of Beene, Garter LLP, certified public accountants, of Grand Rapids, Michigan. Mr. Pike has been a director of the Corporation and the Bank since September 1990. Mr. Pike is also a director of Wm. A. Rogers & Co., a retail hardware business in Sparta, Michigan, and President and a director of B.G. Systems, Inc., a computer software business affiliated with Beene, Garter LLP.

         LINDA R. PITSCH (age 49) has been a director of the Corporation and the Bank since December 1994 and Secretary of the
    Corporation and the Bank since February 1995.   Ms. Pitsch also
    has served as Senior Vice President and Cashier of the Bank since January 1993. Ms. Pitsch has been an employee of the Bank since September 1969, serving in various management and executive capacities. Ms. Pitsch is also a director and Past President of the Grand Rapids Chapter of the American Institute of Banking and an instructor at Davenport College of Business, serving on its Accounting Advisory Board.

    DIRECTORS WITH TERMS EXPIRING IN 1998

         FRANK G. BERRIS (age 49) is President of and owns American Gas & Oil, Inc., a distributor of petroleum products and operator
    of gas stations.   Mr. Berris is also Past President of West
    Michigan Oilman's Club and a member of the Michigan Petroleum Association/Michigan Association of Convenience Stores. Mr. Berris has been a director of the Corporation and the Bank since August 1991.

         LAWRENCE D. BRADFORD (age 57) is President of ChoiceOne Insurance Agencies, Inc., an insurance agency that is a subsidiary of the Bank. Mr. Bradford was a co-owner of the insurance agency prior to its acquisition by the Bank in January 1996. Mr. Bradford has been a director of the Corporation since 1986 and a director of the Bank since 1974.

         LEWIS G. EMMONS (age 52) is President and a director of Emmons Development-Real Estate and Special Projects Coordinator for Great Day Food Stores. Mr. Emmons has been a director of the Corporation since 1986 and a director of the Bank since 1978.

         STUART GOODFELLOW (age 53) owns Goodfellow Blueberry Farms and Goodfellow Vending Services, a vending company. Mr. Goodfellow is also past Vice President and a director of the Michigan Blueberry Grower's Association. Mr. Goodfellow has been a director of the Corporation and the Bank since August 1991.


    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         DENIS L. CROSBY (age 54) has been Vice President of the Corporation since 1991. Mr. Crosby has been Senior Vice President of Loans at the Bank since 1990 and Vice President of Loans at the Bank since 1986. From 1972 until joining the Corporation in 1986, Mr. Crosby was a commercial loan officer at various affiliates of Michigan National Bank. Mr. Crosby is a member of the Sparta Downtown Development Authority and a member of the Economic Development Foundation of Western Michigan.

         GERALD P. DAVID (age 58) has been Senior Vice President of the Bank since 1984 and has served in various capacities at the Bank in the Operations division since July 1976. Prior to his employment at the Bank, Mr. David was associated with Old Kent Bank. Mr. David serves as President of the Mid Michigan Bank Administration Institute Chapter.

         THOMAS L. LAMPEN (age 41), a Certified Public Accountant, has been Vice President and Chief Financial Officer of the Bank since

    January 1992 and Treasurer of the Corporation since April 1987. Prior to his employment with the Corporation, Mr. Lampen worked for Alexander Grant and Company, a national accounting firm.


BOARD COMMITTEES AND MEETINGS

    The Corporation's Board of Directors has, among others, the following standing committees:

    AUDIT COMMITTEE. The members of the Audit Committee as of March 19, 1997, were Jon E. Pike (Chairman), L. Edmond Eary, M.D., Lewis G. Emmons and Stuart Goodfellow. The Audit Committee is responsible for causing a suitable examination of the financial records and operations of the Corporation and the Bank to be made by the internal auditor of the Corporation through a program of continuous internal audits. The Audit Committee recommends to the Corporation's Board of Directors independent certified public accountants for employment to examine the financial statements of the Corporation and make such additional examinations as the committee deems advisable. The Audit Committee also reviews reports of examination of the Corporation and the Bank received from regulatory authorities and reports to the Board of Directors at least once each calendar year the results of examinations made and such conclusions and recommendations as the committee deems appropriate, reviewing the scope of the Corporation's and the Bank's procedures for internal auditing and the results thereof. The Audit Committee met four times during 1996.

    PERSONNEL AND BENEFITS COMMITTEE. The members of the Personnel and Benefits Committee as of March 19, 1997, were Andrew W. Zamiara (Chairman), William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow and Jae M. Maxfield. Mr. Maxfield is a non-voting member of this committee. The Personnel and Benefits Committee performs the function of a compensation committee and receives recommendations from senior management and makes recommendations to the Board of Directors concerning the compensation and benefits of the officers of the Corporation and the Bank. The Personnel and Benefits Committee also monitors the provisions of the Personnel Manual and sets the parameters for the Bank's incentive bonus plan. This committee also administers the Bank's pension plan. The Personnel and Benefits Committee met three times during 1996.

    EXECUTIVE AND LOAN REVIEW COMMITTEE. The members of the Executive and Loan Review Committee as of March 19, 1997, were L. Edmond Eary, M.D. (Chairman), Frank G. Berris, Lawrence D. Bradford, William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow, Jae M. Maxfield, Jon E. Pike, Andrew W.
Zamiara and Denis L. Crosby.   Mr. Crosby is an executive officer of the
Bank. This committee reviews all aspects of loan activity for the Bank for the preceding months, including new loans of $25,000 or more, problem loans and loans classified by examiners, loans 60 days or more past due and non-accrual loans. This committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities as authorized by the Board of Directors. The Executive and Loan Review Committee met five times in 1996.

    BRANCHING AND ACQUISITIONS COMMITTEE. The members of the Branching and Acquisitions Committee as of March 19, 1997, were Frank G. Berris, Lawrence D. Bradford, William F. Cutler, Jr., L. Edmond Eary, M.D., Jae M. Maxfield and Jon E. Pike. The purpose of this committee is to consider potential acquisitions by the Bank and/or the Corporation. The Branching and Acquisitions Committee met once in 1996.

    COMPLIANCE/CRA COMMITTEE. The members of the Compliance/CRA Committee as of March 19, 1997, were Linda R. Pitsch (Chairperson), Jae M. Maxfield, Lawrence D. Bradford and the following individuals who are officers of the
Bank: Mary J. Johnson, Anna M. Parker, Iebella J. Berghoef, Karen M. Gilbert, Lee A. Braford and Denis L. Crosby. The Compliance/CRA Committee is responsible for compliance with various federal banking regulations and the Community Reinvestment Act of 1977. The Compliance/CRA Committee met four times in 1996.

    The Corporation does not have a standing nominating committee of the Board of Directors. During 1996, the Corporation's Board of Directors held 12 regular and special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Corporation and persons beneficially owning more than 10% of the outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that all applicable
Section 16(a) reporting and filing requirements were satisfied from January 1, 1996, through December 31, 1996.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    GENERAL.   The following table shows certain information concerning
the compensation earned by the Chief Executive Officer of the Corporation during 1996 for services rendered to the Corporation or the Bank during each year in the three-year period ended December 31, 1996, in which such individual served as an executive officer of the Corporation or the Bank. No other executive officer of the Corporation had cash compensation in excess of $100,000 during 1996. Mr. Maxfield was compensated by the Bank in the capacity indicated in the table.


                        SUMMARY COMPENSATION TABLE
         NAME AND                                 ANNUAL COMPENSATION
         PRINCIPAL                               -----------------------        ALL OTHER
         POSITION                     YEAR       SALARY<F1>    BONUS<F2>     COMPENSATION<F3>
         --------                     ----       ----------    ---------     ----------------
Jae M. Maxfield                       1996        $107,800      $40,917          $25,091
 Director, President and Chief        1995        $100,800      $30,900          $ 7,797
 Executive Officer of the
 Corporation and the Bank

__________________________________________

<F1>     Includes compensation deferred under the Bank's 401(k) Retirement
         Savings Plan and director fees paid by the Corporation and the Bank.

<F2>     Includes compensation deferred under the Bank's 401(k) Retirement
         Savings Plan.

<F3>     All other compensation for Mr. Maxfield in 1996 includes amounts paid by the Bank for (i) life and disability insurance ($1,254); (ii) contributions under the Bank's 401(k) Retirement Savings Plan ($1,545); (iii) moving expenses ($14,794); and (iv) real estate brokerage fees ($7,498).

     Mr. Maxfield has an employment agreement with the Bank. Under this agreement, Mr. Maxfield shall be employed as President and Chief Executive Officer of the Bank and the Corporation unless his employment is terminated by him or he is dismissed at the pleasure of the Board of Directors of the Bank. Under this agreement, Mr. Maxfield is entitled to a base salary to be reviewed annually by the Board of Directors of the Bank, participation in the Bank's incentive bonus plan, payment of director fees normally payable to directors of the Corporation and the Bank for meetings attended and other benefits generally available to all Bank employees. Mr. Maxfield has agreed not to compete in any way with the business of the Bank and the Corporation while in the employ of the Bank and for one year after termination of his employment with the Bank.

     401(K) PLAN.  The ChoiceOne Bank 401(k) Retirement Savings Plan
(the "Savings Plan") is a 401(k) plan established as of July 1, 1992. The Savings Plan is qualified under Section 401(a) of the Code.

     The purpose of the Savings Plan is to permit Bank employees, including Mr. Maxfield, to save for retirement on a pre-tax basis. In addition to the pre-tax contributions by Bank employees, the Bank may make discretionary matching and/or profit-sharing contributions to the Savings Plan. If matching and/or profit-sharing contributions are made to the Savings Plan, a participant is fully vested in those contributions after six years of vested service.

     Each participant in the Savings Plan has an account to record the participant's interest in the plan. The amount of the contributions made by or on behalf of the participants are credited to their accounts. A participant's benefit from the Savings Plan is equal to the vested amount in the participant's account under the plan when he or she terminates employment with the Bank.

     INCENTIVE BONUS PLAN. The Bank's incentive bonus plan (the "Bonus Plan") was established for all of the Bank's officers in 1985. The Bonus Plan has applied to all employees (both officer and non-officer personnel) since the 1986 fiscal year. The purposes of the Bonus Plan are to (i) motivate all personnel of the Bank, (ii) encourage growth of profits and maximization of return on equity and (iii) provide an opportunity for participants to be rewarded for individual effort and performance that is considered by the Personnel and Benefits Committee to be above average.

     The Bonus Plan is based on return on equity. A funding range of 10.5% through 11.5% was established. If return on equity is below 10.5%, or the "threshold," no bonus based on Bank profits will be paid. Bonuses payable under the Bonus Plan begin to accrue at 10.5% return on equity. One quarter of the targeted bonus amount is payable for each one quarter of one percentage point increase in return on equity above 10.5%, with 100% of the targeted bonus amount payable at 11.5% return on equity. There was no maximum bonus payable under the Bonus Plan such that any increase in return on equity over 11.5% provided a bonus greater than 100% of the targeted bonus.

     Determinations of eligibility, funding, allocations and amounts of awards are subject to the review and final approval of the Board of Directors of the Bank. The Bank's executive officers, as a group, who are also executive officers of the Corporation, received incentive bonuses totaling $85,415 under the Bonus Plan for the 1996 fiscal year.

     PENSION PLAN. The ChoiceOne Bank Pension Plan (the "Pension Plan") is a defined benefit plan adopted as of April 1, 1968. The Pension Plan is qualified under Section 401(a) of the Code. The cost of the Pension Plan is borne entirely by the Bank. The purpose of the Pension Plan is to provide retirement benefits to Bank employees. Each participant is fully vested after six years of vested service.

     Subject to certain minimums, the monthly normal retirement benefit is equal to 1.1% of the participant's average monthly compensation multiplied by the participant's years of vested service (without limit on amount), plus 0.6% of the participant's average monthly compensation in excess of covered compensation multiplied by his or her years of vested service (up to a maximum of 35 years). "Average monthly compensation" means the monthly average of the participant's compensation during the five consecutive plan years in which the participant was most highly compensated during the 10 plan years immediately preceding the participant's termination of employment. "Covered compensation" means the greater of (i) $1,000 or (ii) one twenty-fourth (1/24) of the covered compensation (determined under regulations issued by the Internal Revenue Service) of an individual who attains social security retirement age in the plan year in which the benefit is calculated. Election of available joint and survivor benefits, early retirement benefits and other payment options would reduce monthly retirement benefits.

     Since retirement benefits under the Pension Plan are based in substantial part upon compensation during the 10 years before termination of employment, it is not possible to predict accurately the annual retirement benefits to be paid to any participant. The Pension Plan Table set forth below shows estimated annual benefits payable under the Pension Plan upon retirement to persons in the compensation and years-of-service classifications listed in the table.

                            PENSION PLAN TABLE
           AVERAGE
        REMUNERATION                            YEARS OF BENEFIT SERVICE
        ------------    -------------------------------------------------------------------------
                                                                                           35 OR
                           10           15           20           25           30          MORE
                        -------      -------      -------      -------      -------      --------
          $ 20,000      $ 2,573      $ 3,859      $ 5,145      $ 6,432      $ 7,718      $  9,005
            40,000        5,973        8,959       11,945       14,932       17,918        20,905
            60,000        9,373       14,059       18,745       23,432       28,118        32,805
            80,000       12,773       19,159       25,545       31,932       38,318        44,705
           100,000       16,173       24,259       32,345       40,432       48,518        56,605
           120,000       19,573       29,359       39,145       48,932       58,718        68,505
           140,000       22,973       34,459       49,945       57,432       68,918        80,405
           160,000       26,373       39,559       52,745       65,932       79,118        92,305
           180,000       29,773       44,659       59,545       74,432       89,318       104,205

    As of March 19, 1997, Mr. Maxfield had two years of service under the Pension Plan. Covered compensation for the individuals named in the Summary Compensation Table above is substantially the same as the aggregate amount reported as "Annual Compensation" in that table.

    During 1996, the Corporation compensated its directors at the rate of $50 per meeting attended and directors who were not employees of the Corporation or the Bank received $60 per hour for each meeting of any committee of the Board of Directors on which they served other than the Executive and Loan Review Committee. During 1996, the Bank compensated its directors at the rate of $350 per meeting attended. The Chairman of the Board of the Bank received an additional $100 per meeting attended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Directors, nominees for director and executive officers of the Corporation and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 1996, and March 19, 1997. It is anticipated that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    On May 22, 1990, the Bank opened a branch on the corner of Division Street and Ida Red Avenue in Sparta, Michigan. ChoiceOne Insurance Agencies, Inc. (the "Agency") entered into a Lease and Option to Purchase with the Bank providing for the lease and/or purchase of a portion of the land and building which is occupied by the branch. Mr. Bradford, a director of the Corporation and the Bank and President of the Agency (now a wholly-owned subsidiary of the Bank), and two of Mr. Bradford's brothers were the shareholders (each owning a 33 1/3% interest) of the Agency during 1995. The Lease and Option to Purchase was negotiated by the Bank and the Agency on an arm's-length basis and contains terms and conditions comparable to other lease/purchase arrangements in the area. The Lease and Option to Purchase terminated on May 31, 1995, and the Agency rented the space occupied by the Agency on a month to month basis thereafter. During 1995, the Agency made aggregate payments under this arrangement to the Bank of $39,327. On January 1, 1996, the Agency became a wholly-owned subsidiary of the Bank and no additional payments were made after that date.

    Effective January 1, 1996, the Bank, through a merger of a wholly-owned subsidiary of the Bank, acquired all of the outstanding stock of the Agency. Mr. Bradford and his two brothers each received 6,870 shares of the Corporation's Common Stock, valued at approximately $259,350 for purposes of the transaction, in exchange for the outstanding shares of the Agency. In connection with the transaction, Mr. Bradford, his son and his nephew each entered into an employment agreement with the Agency. Under the terms of these agreements, each individual will be employed for an initial term of three years, will receive a base salary and will participate in a bonus pool based on the income of the Agency as compared to the Bank's investment in the Agency. In return, each individual agreed to certain covenants, including covenants not to compete with the Agency for specified periods of time.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Crowe, Chizek and Company LLP, certified public accountants, served as the Corporation's principal accountant for 1996. The Board of Directors of the Corporation has selected Crowe, Chizek and Company LLP to act as the Corporation's principal accountant for 1997. Representatives of Crowe, Chizek and Company LLP are not expected to be present at the Annual Meeting. If a representative of Crowe, Chizek and Company LLP attends the meeting, the representative will have an opportunity to make a statement and will be expected to be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the 1998 annual meeting of shareholders must be received by the Corporation for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by December 8, 1997. Proposals of shareholders should be made in accordance with Securities and Exchange Commission
Rule 14a-8.

FORM 10-K REPORT AVAILABLE

    THE CORPORATION'S FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE PROVIDED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO MR. THOMAS L. LAMPEN, TREASURER, 1ST COMMUNITY BANCORP, INC., 109 EAST DIVISION, SPARTA, MICHIGAN 49345.

                                APPENDIX A

    MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                     (FOR BUREAU USE ONLY)







Name
          JEFFREY A. OTT

Address   WARNER NORCROSS & JUDD LLP
          900 OLD KENT BUILDING, 111 LYON STREET, N.W.

City                 State              Zip Code
GRAND RAPIDS        MICHIGAN            49503
                                                  EFFECTIVE DATE:
Document will be returned to the name and address you enter above.


                    RESTATED ARTICLES OF INCORPORATION

                                    OF

                    CHOICEONE FINANCIAL SERVICES, INC.


     1. These Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641-643, Act 284, Public Acts of 1972, as amended.

     2. The corporation identification number (CID) assigned by the Bureau is 323-667.

     3.   The present name of the corporation is:

                    CHOICEONE FINANCIAL SERVICES, INC.

     4.   The corporation's former name was 1ST COMMUNITY BANCORP, INC.

     5. The date of filing the original Articles of Incorporation was February 24, 1986.

     6. The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation:

                                 ARTICLE I

                                   NAME

          The name of the corporation is:

                    CHOICEONE FINANCIAL SERVICES, INC.


                                ARTICLE II

                                 PURPOSES

          The purposes of the corporation are to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act.


                                ARTICLE III

                            AUTHORIZED CAPITAL

          The total authorized capital stock of the corporation is One Million One Hundred Thousand (1,100,000) shares of stock divided into two classes, as follows:

     A. One Million (1,000,000) shares of common stock, par value Ten Dollars ($10.00), which shall be called "Common Stock."

     B. One Hundred Thousand (100,000) shares of preferred stock, no par value, which shall be called "Preferred Stock."

          The following provisions shall apply to the authorized stock of the corporation:

          1.   PROVISIONS APPLICABLE TO COMMON STOCK.

               a. NO PREFERENCE. None of the shares of Common Stock shall be entitled to any preferences, and each share of Common Stock shall be equal to every other share of said Common Stock in every respect.

               b. DIVIDENDS. After payment or declaration of full dividends on all shares having a priority over the Common Stock as to dividends, and after making all required sinking or retirement fund payments, if any, on all classes of Preferred Stock and on any other stock of the corporation ranking as to dividends or assets prior to the Common Stock, dividends on the shares of Common Stock may be declared and paid, but only when and as determined by the Board of Directors.

               c. RIGHTS ON LIQUIDATION. On any liquidation, dissolution or winding up of the affairs of the corporation, after there shall have been paid to or set aside for the holders of all shares having priority over the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive pro rata all the remaining assets of the corporation available for distribution to shareholders. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any person and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger or consolidation of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

               d. VOTING. At all meetings of shareholders of the corporation, the holders of the Common Stock shall be entitled to one (1) vote for each share of Common Stock held by them respectively.

          2.   PROVISIONS APPLICABLE TO PREFERRED STOCK.

               a.   PROVISIONS TO BE FIXED BY THE BOARD OF DIRECTORS.
          The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, conversion, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in these Restated Articles of Incorporation, or any amendments thereto, including (without limiting the generality of the foregoing) the following:

                    (1) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

                    (2)  The stated value of the shares of such
               series.

                    (3) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

                    (4) Whether the shares of such series shall be redeemable and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

                    (5) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

                    (6) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporation purposes and the terms and provisions relative to the operation thereof.

                    (7) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation or any other corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

                    (8) The voting powers, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more of other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.

                    (9) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

                    (10) Any other preferences, privileges and powers and
               relative participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Restated Articles of Incorporation.

               b.   PROVISIONS APPLICABLE TO ALL PREFERRED STOCK.

                    (1) All Preferred Stock shall rank equally and be identical in all respects except as to the matters permitted to be fixed by the Board of Directors, and all shares of any one series thereof shall be identical in every particular except as to the date, if any, from which dividends on such shares shall accumulate.

                    (2) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Michigan Business Corporation Act, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.


                                ARTICLE IV

                   REGISTERED OFFICE AND RESIDENT AGENT

          The street address (which is the mailing address) of the current registered office is 109 East Division, Sparta, Michigan 49345.

          The name of the current resident agent is Jae M. Maxfield.


                                 ARTICLE V

                       POWERS OF BOARD OF DIRECTORS

          In furtherance and not in limitation of the powers conferred by the Michigan Business Corporation Act, the Board of Directors is expressly authorized:

     A.   To make, alter or repeal the Bylaws of the corporation.

     B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     C. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     D. By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power to authorize amending these Restated Articles of

Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets other than in the usual and regular course of its business, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution or amending the Bylaws of the corporation; and, unless the resolution or Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     E. When and as authorized by the shareholders in accordance with the Michigan Business Corporation Act, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and in the best interests of the corporation.

     F. To elect and determine the duties of the officers of the corporation and to establish the rights, powers, duties, rules and procedures that (1) govern the Board of Directors, including without limitation the vote required for any action by the Board of Directors; and
(2) affect the directors' power to manage the affairs of the corporation.

     G. To create and issue, by way of distributions to shareholders, as dividends or otherwise, rights or options entitling the holders thereof to purchase from the corporation shares of any class or series of the corporation's capital stock. Such rights or options shall be evidenced in such manner as the Board shall approve and shall set forth the terms upon which, the time within which and the price at which such shares may be purchased from the corporation upon the exercise of any such right or option. The terms and conditions of such rights or options may include, without limitation, provisions which adjust the option price or number of shares issuable under such rights or options in the event of an acquisition of shares or a reorganization, merger, consolidation, sale of assets or other occurrence involving the corporation, and restrictions or conditions that preclude or limit the entitlement, exercise or transfer of such rights or options by any person or persons who, after the date of creation or issuance of such rights or options, acquires, obtains the right to acquire, or offers to acquire directly or indirectly, beneficial ownership of a specified number or percentage of the corporation's outstanding voting shares or other shares of the corporation, or that invalidate or void such rights or options held by any such person or persons.

     H. No Bylaw shall be adopted by shareholders which shall impair or impede the implementation of the foregoing.

                                ARTICLE VI

                              INDEMNIFICATION

          The corporation shall indemnify directors and executive officers of the corporation as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the corporation, a subsidiary or otherwise) arising out of their service to the corporation, a subsidiary or to another organization at the request of the corporation or a subsidiary. The corporation may indemnify persons who are not directors or executive officers of the corporation to the extent authorized by Bylaw, resolution of the Board of Directors or contractual agreement authorized by the Board of Directors. The corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against the person and incurred by him or her in respect of such service whether or not the corporation would have the power to indemnify him or her against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall apply to actions, suits or proceedings, whether arising from acts or omissions occurring before or after the adoption of this Article VI, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article VI.


                                ARTICLE VII

                                 DIRECTORS

     A. NUMBER AND TERM OF DIRECTORS. The corporation shall be managed by a Board of Directors who will initially be elected in accordance with this Section. The number of directors shall not be less than nine (9) nor more than fifteen (15). Initially there shall be eleven (11) directors. The exact number of directors may be increased or decreased from time to time by the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board of Directors. Effective on January 1, 1987, the members of the Board must be shareholders of the corporation. The Board of Directors shall be divided into three (3) classes, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1986, four (4) directors of Class I shall be elected to hold office for a term expiring at the 1987 annual meeting, four (4) directors of Class II shall be elected to hold office for a term expiring at the 1988 annual meeting and three (3) directors of Class III shall be elected to hold office for a term expiring at the 1989 annual meeting. Beginning with the annual meeting of shareholders in 1987, each class of directors whose term shall then expire shall be elected to hold office for a three (3) year term and until the election and qualification of their respective successors.

     B.   NOMINATIONS OF DIRECTOR CANDIDATES.

          1. Nominations of candidates for election as directors of the corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting.

          2. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than thirty (30) days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made. At the request of the Secretary of the corporation, each proposed nominee shall provide the corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission to be included in the corporation's proxy statement soliciting proxies for such person's election as a director.

          3. Any shareholder who intends to make a nomination at an Election Meeting shall deliver, not less than one hundred twenty (120) days prior to the date of notice of the Election Meeting in the case of an annual meeting, and not more than seven (7) days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the corporation setting forth: (a) the name, age, business address and residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee; (d) a statement that each such nominee is willing to be nominated and serve; and (e) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

          4. If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

     C. VACANCIES. All vacancies in the membership of the Board shall be filled by appointment made by a majority vote of the remaining directors. Any vacancy resulting from the removal of a director for cause shall be filled solely by appointment made by a majority of the Continuing Directors as defined in Article IX. Each person so appointed to fill a vacancy shall remain a director until the next election of the class for which that director shall have been chosen and until that director's successor shall be elected by the shareholders.

     D. REMOVAL OF DIRECTORS. A director may be removed before the end of a term only for cause, except that the Bylaws may provide for mandatory retirement from the Board of Directors at seventy (70) years of age or older. At any annual meeting of the shareholders, or at a meeting of shareholders called expressly for the purpose, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of a majority of the shares then entitled to vote at an election of directors, present in person or by proxy, may remove such director or directors for cause. If the holders of the shares of any class are entitled to elect one (1) or more directors by the provisions of these Restated Articles of Incorporation the provisions of this Section shall apply only to the vote of the holders of that class of outstanding shares.

          Except as may be provided otherwise by law, cause for removal shall be construed to exist only if: (1) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of such person's duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to a direct appeal;
(3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects such person's ability as a director of the corporation; or (4) the director's actions or failure to act have been in derogation of the director's duties, as provided in the Bylaws of the corporation or otherwise provided by law.
Any proposal for removal pursuant to (3) or (4) of this paragraph which is initiated by the Board of Directors for submission to the shareholders shall require the affirmative vote of at least sixty-six and 2/3 percent (66-2/3%) of the total number of directors then in office, exclusive of the director who is the subject of the removal action and who shall not be entitled to vote thereon.


                               ARTICLE VIII

                             OPT-OUT PROVISION

             Pursuant to Section 784(1)(b) of the Michigan Business Corporation Act, the corporation elects not to be governed by Chapter 7A of the Michigan Business Corporation Act, or any amended versions of that Chapter.

                                ARTICLE IX

                       CERTAIN BUSINESS COMBINATIONS

     A. HIGHER VOTE REQUIREMENTS FOR CERTAIN BUSINESS COMBINATIONS. In addition to any vote otherwise required by law or by these Restated Articles of Incorporation, a Business Combination shall require approval by an affirmative vote of not less than sixty-six and 2/3 percent (66-2/3%) of the Voting Stock, other than Voting Stock held by either (1) an Interested Shareholder who is, or whose Affiliate or Associate is, a party to a Business Combination, or (2) an Affiliate or Associate of the Interested Shareholder.

     B. CONDITIONS EXEMPTING HIGHER VOTE REQUIREMENTS. The vote requirements of Section A of this Article IX shall not be applicable to a particular Business Combination if the conditions specified in either one of the following paragraphs are met:

          1. APPROVAL BY CONTINUING DIRECTORS. The Business Combination has been approved by a vote of a majority of the Continuing Directors; or

          2. FAIR PRICE PROVISION. Payment to shareholders in the Business Combination is exclusively in the form of cash, or cash and notes at the individual shareholder's option, provided that the option is available to all shareholders, and all of the following conditions are met:

               a. COMMON STOCK. The amount of cash to be paid per share to holders of Common Stock of the corporation must be at least equal to the HIGHEST of the following amounts:

                    (1) The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock of the same class or series acquired by the Interested Shareholder at any time prior to the Announcement Date of the proposal of the Business Combination, or in the transaction in which it became an Interested Shareholder, whichever is higher.

                    (2) The fair market value per share of Common Stock of the same class or series as determined in good faith by the Continuing Directors, which determination may be based upon an appraisal by any investment banking or similar firm, on the Announcement Date or on the Determination Date, whichever is higher.

               b. NON-COMMON STOCK. The amount of the cash to be paid per share in the Business Combination to holders of shares of any class or series of outstanding stock other than Common Stock shall be at least equal to the HIGHEST of the following amounts, whether or not the Interested Shareholder has previously acquired any shares of the particular class or series of stock:

                    (1) The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of the class of stock acquired at any time prior to the Announcement Date of the proposal of the Business Combination, or in the transaction in which it became an Interested Shareholder, whichever is higher.

                    (2) The highest preferential amount per share to which the holders of shares of the class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

                    (3) The fair market value per share of the class of stock as determined in good faith by the Continuing Directors, which determination may be based upon an appraisal by any investment banking or similar firm, on the Announcement Date or on the Determination Date, whichever is higher.

               c. OTHER CONDITIONS. Prior to the consummation of a Business Combination by an Interested Shareholder, all of the following conditions shall be met:

                    (1) Any full periodic dividends, whether or not cumulative, on any outstanding Preferred Stock of the corporation shall have been declared and paid at the regular date therefor.

                    (2) The annual rate of dividends paid on any class or series of stock of the corporation that is not Preferred Stock, except as necessary to reflect any subdivision of the stock, shall not have been reduced, and the annual rate of dividends shall have increased as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the stock.

                    (3) The Interested Shareholder may not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation or any of its subsidiaries, whether in anticipation of or in connection with the Business Combination or otherwise.

                    (4) The Interested Shareholder did not become the Beneficial Owner of any additional shares of the corporation except as part of the transaction that created the Interested Shareholder status or as a result of proportionate stock splits or stock dividends.

               d. PROXY STATEMENT. A proxy statement describing the proposed Business Combination that complies with the disclosure requirements of the Securities Exchange Act of 1934, as amended, and which complies with the disclosure requirements of the Michigan Blue Sky Laws, as amended, and the rules and regulations promulgated thereunder (collectively the "Acts"), must be sent by first class mail to all shareholders of the corporation at least thirty (30) days prior to the consummation of the Business Combination. The proxy statement must be sent regardless of whether it is required by the Acts. The proxy statement shall prominently display a recommendation of the Continuing Directors on the advisability or inadvisability of the Business Combination and a recommendation of any investment banking or similar firm selected by a majority of the Continuing Directors, as to the fairness of the Business Combination to the shareholders of the corporation.

     C.   DEFINITIONS.

          1. "Affiliate" or "Affiliated Person" means a Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a specified Person.

          2. "Announcement Date" means the first general public announcement or the first communication generally to shareholders of the corporation, whichever is earlier, of the proposal or intention to make a proposal concerning a Business Combination.

          3. "Associate," when used to indicate a relationship with any person, means any one of the following:

               a. Any corporation, partnership or other organization, (except for the corporation or a subsidiary of the corporation), in which the Person is (1) an officer, director or partner, or
          (2) directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of Equity Securities.

               b. Any trust or other estate (1) in which the Person has a beneficial interest of ten percent (10%) or more, or (2) as to which the Person serves as trustee or in a similar fiduciary capacity.

               c. Any relative of the Person or the Person's spouse who has the same residence as the Person or who is a director or officer of the corporation or any of its Affiliates.

          4. "Beneficial Owner," when used with respect to any Voting Stock, means a Person who:

               a. Individually or with any of its Affiliates or Associates, beneficially owns Voting Stock, directly or indirectly.

               b. Individually or with any of its Affiliates or Associates has:

                    (1) The right to acquire Voting Stock whether the right is exercisable immediately or only after the passage of time, pursuant to any agreement, or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

                    (2) The right to vote Voting Stock pursuant to any agreement.

                    (3) Any agreement for the purpose of acquiring, holding, voting or disposing of Voting Stock with any other person who beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, the Voting Stock.

          5. "Book Value" means the net amount of an asset or group of assets shown in the accounting records which record the cost of the asset less reductions from the cost of the asset, such as depreciation and amortization, determined in accordance with generally accepted accounting principles.

          6.   "Business Combination" means any one of the following:

               a. Any merger or consolidation of the corporation, or any subsidiary of the corporation, that alters the contract rights of the Voting Stock as expressly set forth in these Restated Articles of Incorporation or changes or converts, in whole or in part, the outstanding shares of the corporation with either:

                    (1)  Any Interested Shareholder.

                    (2) Any other corporation, whether or not itself an Interested Shareholder, which is, or after the merger or consolidation would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the transaction.

               b. Any sale, lease, transfer or other disposition, except in the ordinary course of business, in one transaction or a series of transactions in any twelve (12) month period, to any Interested Shareholder or any Affiliate of any Interested Shareholder (other than the corporation or any of its subsidiaries) of any assets of the corporation or any of its subsidiaries having an aggregate Book Value as of the end of the corporation's most recently ended fiscal quarter of ten percent (10%) or more of its Consolidated Net Worth measured at the time the transaction or transactions are approved by the Board of Directors of the corporation.

               c. The issuance or transfer by the corporation, or any of its subsidiaries in one transaction or a series of transactions, of any Equity Securities of the corporation or any of its subsidiaries that have an aggregate market value of ten percent (10%) or more of the total fair market value of the outstanding shares of the corporation to any Interested Shareholder or any Affiliate of any Interested Shareholder (other than the corporation or any of its subsidiaries) except pursuant to the exercise of warrants or rights to purchase Equity Securities offered pro rata to all holders of the corporation's Voting Stock or any other method affording substantially proportionate treatment to the holders of Voting Stock.

               d. The adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an Interested Shareholder or any Affiliate of any Interested Shareholder.

               e. Any reclassification of securities, including any reverse stock split, or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its subsidiaries that has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by ten percent (10%) or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of any class of Equity Securities of the corporation or any of its subsidiaries which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

          7. "Common Stock" means any stock other than preferred or preference stock.

          8. "Consolidated Net Worth" means the total assets of the corporation less its total liabilities determined in accordance with generally accepted accounting principles.

          9. "Continuing Director" means any member of the Board of Directors of the corporation who is not an Affiliate or an Associate of an Interested Shareholder and either (a) was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, or (b) is a successor to a Continuing Director who is not an Affiliate or Associate of an Interested Shareholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors.

          10. "Control," "controlling," "controlled by," or "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise. The Beneficial Ownership of 10% or more of the voting shares of a corporation shall create a presumption of control.

          11. "Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder.

          12. "Equity Security" or "Equity Securities" mean any one of the following:

               a. Any stock or similar security, certificate of interest or participation in any profit sharing agreement, voting trust certificate or voting share.

               b. Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security.

               c. Any put, call, straddle or other option or privilege of buying an equity security from, or selling an equity security to, another without being bound to do so.

          13. "Interested Shareholder" means any Person (other than the corporation or any of its subsidiaries) who is either:

               a. The Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the outstanding Voting Stock of the corporation.

               b. An Affiliate of the corporation and at any time within the two (2) year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the then outstanding Voting Stock of the corporation.

               c. For the purpose of determining whether a Person is an Interested Shareholder pursuant to subdivision (a) or (b), the number of shares of Voting Stock considered to be outstanding shall include all Voting Stock owned by the Person.

          14. "Person" means any entity including, without limitation, an individual, a corporation, a partnership, a trust, a bank, a joint stock company, an unincorporated association or similar organization.

          15.  "Valuation Date" means:

               a. In a Business Combination voted upon by shareholders, the day prior to the date of the shareholders vote or the day which is twenty (20) calendar days prior to the consummation of the Business Combination, whichever is later.

               b. In a Business Combination not voted upon by shareholders, the date of the consummation of the Business Combination.

          16. "Voting Stock" means all outstanding shares of Common Stock and Preferred Stock of the corporation entitled to vote in an election of directors.


                                 ARTICLE X

                           EVALUATION OF OFFERS

          The Board of Directors shall not initiate, approve, adopt or recommend any offer of any party other than the corporation to make a tender or exchange offer for any equity security of the corporation, or to engage in any Business Combination as defined in Article IX, unless and until it shall have first evaluated the proposed offer and determined in its judgment that the proposed offer would be in compliance with all applicable laws. In evaluating a proposed offer to determine whether it would be in compliance with law, the Board of Directors shall consider all aspects of the proposed offer, including the manner in which the offer is proposed to be made, the documents proposed for the communication of the offer and the effects and consequences of the offer if consummated, in the light of the laws of the United States of America and affected states and foreign countries. In connection with this evaluation, the Board may seek and rely upon the opinion of independent legal counsel and it may test the legality of the proposed offer in any state, federal or foreign court or before any state, federal or foreign administrative agency which may have jurisdiction. If the Board of Directors determines in its judgment that a proposed offer would be in compliance with all applicable laws, the Board of Directors shall then evaluate the proposed offer and determine whether the proposed offer is in the best interests of the corporation and its shareholders. The Board of Directors shall not initiate, approve, adopt or recommend any such offer which in its judgment would not be in the best interests of the corporation and its shareholders. In evaluating a proposed offer to determine whether it would be in the best interests of the corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant including, without limitation:

     A. The fairness of the consideration to be received by the corporation and its shareholders under the proposed offer, taking into account the trading price of the corporation's stock immediately prior to the announcement of the proposed offer, the historical trading prices of the corporation's stock, the price that might be achieved in a negotiated sale of the corporation as a whole, premiums over the trading price of their securities which have been proposed or offered to other companies in the past in connection with similar offers and the future prospects of the corporation;

     B. The possible social and economic impact of the proposed offer and its consummation on the corporation and its employees, customers and suppliers;

     C. The possible social and economic impact of the proposed offer and its consummation on the communities in which the corporation and its subsidiaries operate or are located;

     D. The business and financial conditions and earnings prospects of the offering party, including, without limitation, debt service and other existing or likely financial obligations of the offering party;

     E. The competence, experience and integrity of the offering party and its management; and

     F. The intentions of the offering party regarding the use of the assets of the corporation to finance the transaction.

                                ARTICLE XI

                          LIABILITY OF DIRECTORS

          A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty, except for liability:

     A. For any breach of the director's duty of loyalty to the corporation or its shareholders;

     B. For any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     C. For any violation of Section 551(1) of the Michigan Business Corporation Act;

     D. For any transaction from which the director derived an improper personal benefit; or

     E.   For any acts or omissions occurring before March 1, 1987.

          If the Michigan Business Corporation Act is amended after this Article has been adopted by the shareholders to authorize corporate action to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act as amended.

          Any repeal, modification or adoption of any provision in these Restated Articles of Incorporation inconsistent with this Article XI shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.


                                ARTICLE XII

                                 DURATION

     The term of this corporation is perpetual.


                               ARTICLE XIII

                                AMENDMENTS

          These Restated Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of shareholders of the corporation if notice of the proposed amendment is contained in the notice of the meeting, except that the affirmative vote of not less than sixty-six and 2/3 percent (66-2/3%) of the shares entitled to vote at any regular or special meeting of shareholders of the corporation shall be necessary for any amendment to Articles VII, VIII, IX, X and this Article XIII.


          I, the President and Chief Executive Officer of ChoiceOne Financial Services, Inc., sign my name this ___ day of __________, 1997.


                              CHOICEONE FINANCIAL SERVICES, INC.



                              _____________________________________________
                              Jae M. Maxfield
                              President and Chief Executive Officer

                                APPENDIX B

                        1ST COMMUNITY BANCORP, INC.
                  EXECUTIVE STOCK INCENTIVE PLAN OF 1997

                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the EXECUTIVE STOCK INCENTIVE PLAN OF 1997 (the "Plan") for its corporate and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights and Stock Awards.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide officers and key management employees of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain officers and key employees of exceptional abilities. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.


                                 SECTION 2

                                DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 "Change in Control," unless otherwise defined in an Incentive Award agreement, means an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (a) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (b) the failure at any time of the Continuing Directors to constitute at least a majority of the

          Board; or (c) any of the following occur: (i) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (ii) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (iii) any complete liquidation or dissolution of the Company; (iv) any reorganization, reverse stock split or recapitalization of the Company which would result in a Change in Control as otherwise defined in this Plan; or (v) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the Personnel and Benefits Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act.

     2.6 "Common Stock" means the Common Stock of the Company, par value $10 per share.

     2.7 "Company" means 1st Community Bancorp, Inc., a Michigan corporation, and its successors and assigns.

     2.8 "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any of its Subsidiaries which the Committee determines to be in the best interests of the Company.

     2.9 "Continuing Directors" means the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors, if appointed or nominated by at least a majority of the Continuing Directors in office at the time of the nomination or appointment, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" (as the term is used in Rule 14a-11 of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     2.10 "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

     2.11 "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right or Stock Award to a Participant pursuant to the Plan.

     2.12 "Market Value" shall equal the mean of the highest and lowest sales prices of shares of Common Stock reported on The Nasdaq Stock Market (or any successor exchange or system that is the primary stock exchange or system for trading of Common Stock) on the date of grant, or if The Nasdaq Stock Market (or any such successor) is closed on that date, the last preceding date on which The Nasdaq Stock Market (or any such successor) was open for trading and on which shares of Common Stock were traded.

     2.13 "Participant" means a corporate officer or any key employee of the Company or its Subsidiaries who is granted an Incentive Award under the Plan.

     2.14 "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

     2.15 "Retirement" means the voluntary termination of all employment by the Participant after the Participant has attained 55 years of age and completed six years of service with the Company or any of its Subsidiaries or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.16 "Stock Appreciation Right" means any right granted to a Participant pursuant to Section 6 of the Plan.

     2.17 "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

     2.18 "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

     2.19 "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company and its Subsidiaries.
Except as limited in this Plan, the Committee shall have all of the express and implied powers and duties set forth in this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

     3.3 AMENDMENTS OR MODIFICATIONS OF AWARDS. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards.

     3.4  INDEMNIFICATION OF COMMITTEE MEMBERS.   Neither any member or
former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.2 of the Plan, a maximum of 20,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and may be either unissued or treasury shares.

     4.2 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the number and kind of securities subject to and reserved under the Plan, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Awards, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, exchanged for a substitute Incentive Award or expires or terminates during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards. If shares subject to and otherwise deliverable upon the exercise of an Incentive Award are surrendered to the Company in connection with the exercise of an Incentive Award, the surrendered shares subject to the Incentive Award shall be available for other Incentive Awards.


                                 SECTION 5

                               STOCK OPTIONS

     5.1 GRANT. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option for the subsequent automatic grant of additional Stock Options for the number of shares that are subject to the initial Stock Option and surrendered to the Company in connection with the exercise of the initial or any subsequently granted Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. The Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

     5.2 STOCK OPTION AGREEMENTS. Stock Options shall be evidenced by stock option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

     5.3 STOCK OPTION PRICE. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or higher than the par value of the Company's Common Stock; PROVIDED, that the per share Stock Option price for any shares designated as incentive stock options shall be equal to or greater than 100% of the Market Value on the date of grant.

     5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5 STOCK OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

     5.6 LIMITS ON EXERCISABILITY. Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

     5.7  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents (before or after the option grant) or unless the stock option agreement or grant provides otherwise; (i) no incentive stock options granted under the Plan may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution; and (ii) all Stock Options that are not incentive stock options may be transferred, PROVIDED, that as a condition to any such transfer the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a market value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of the Stock Option. All provisions of a Stock Option which are determined with reference to the Participant, including without limitation those which refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.8  TERMINATION OF EMPLOYMENT.

          (a) GENERAL. If a Participant is no longer employed by the Company or its Subsidiary for any reason other than the Participant's Consensual Severance, Retirement, death, disability or termination for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment unless the terms of the applicable stock option agreement or grant provide otherwise, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination. For purposes of the Plan: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; and (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment.
     For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) CONSENSUAL SEVERANCE. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Consensual Severance, the Committee may, in its sole discretion, permit the Participant to exercise his or her Stock Options in accordance with their terms and to the extent that the Participant was entitled to exercise the Stock Options on the date of termination for a period of time after such termination of employment as may be determined by the Committee, provided, that such period may not extend beyond the earlier of three years after the date of termination or the dates on which such Stock Options expire by their terms.

          (c) RETIREMENT. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Retirement, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three years after such termination of employment unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of termination.

          (d) DISABILITY. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to the Participant's disability, he or she may exercise his or her Stock Options in accordance with their terms for one year after he or she ceases to be employed unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such termination.

          (e) DEATH. If a Participant dies either while an employee or otherwise during a time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after such Participant's death to the extent that the Participant was entitled to exercise the Stock Options on the date of death but not beyond the original term of the Stock Options.

          (f) TERMINATION FOR CAUSE. If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted him or her.


                                 SECTION 6

                         STOCK APPRECIATION RIGHTS

     6.1 GRANT. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A Stock Appreciation Right may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Stock Appreciation Rights shall be subject to the same restrictions and conditions as Stock Options under subsections 5.6, 5.7 and 5.8 of the Plan. To the extent granted in tandem with a Stock Option, the exercise of a Stock Appreciation Right shall, in exchange for the right to exercise a related Stock Option, entitle a Participant to an amount equal to the appreciation in value of the shares covered by the related Stock Option surrendered. Such appreciation in value shall be equal to the excess of the Market Value of such shares at the time of the exercise of the Stock Appreciation Right over the option price of such shares.

     6.2 EXERCISE; PAYMENT. To the extent granted in tandem with a Stock Option, Stock Appreciation Rights may be exercised only when a related Stock Option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the Stock Option. The Committee shall have discretion to determine the form of payment made upon the exercise of a Stock Appreciation Right, which may take the form of shares of Common Stock.

                                 SECTION 7

                               STOCK AWARDS

     7.1 GRANT. A Participant may be granted one or more Stock Awards under the Plan in lieu of, or as payment for, the rights of a Participant under any other compensation plan, policy or program of the Company or its Subsidiaries. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     7.2 RIGHTS AS A SHAREHOLDER. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Awards; PROVIDED, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it deems appropriate.


                                 SECTION 8

                             CHANGE IN CONTROL

          Without in any way limiting the Committee's discretion, the Committee may include in any Incentive Award provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Incentive Awards upon a Change in Control of the Company. The Committee also may include provisions for Participants to receive cash in lieu of outstanding Stock Options upon a Change in Control of the Company.


                                 SECTION 9

                            GENERAL PROVISIONS

     9.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     9.2  WITHHOLDING.  The Company or a Subsidiary shall be entitled to
(a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award or any action related to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

     9.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     9.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards and such arrangements may be either generally applicable or applicable only in specific cases.

     9.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     9.6 SUSPENSION OF RIGHTS UNDER INCENTIVE AWARDS. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 30 days while the termination for cause of that Participant's employment with the Company and its Subsidiaries is under consideration.

     9.7 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     9.8 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     9.9 CHANGE OF NAME. The Plan shall be automatically amended to reflect any change in the name of the Company.


                                SECTION 10

                         TERMINATION AND AMENDMENT

          The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.


                                SECTION 11

                  EFFECTIVE DATE AND DURATION OF THE PLAN

          This Plan shall take effect April 29, 1997, subject to approval by the shareholders at the 1997 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. No Incentive Award shall be granted under the Plan after April 28, 2007.

                        1ST COMMUNITY BANCORP, INC.
P R O X Y                    109 EAST DIVISION                    P R O X Y
                          SPARTA, MICHIGAN 49345
              ANNUAL MEETING OF SHAREHOLDERS - APRIL 29, 1997


         The undersigned shareholder appoints Jae M. Maxfield, Linda R. Pitsch and Lawrence D. Bradford, or any of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act, with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of 1st Community Bancorp, Inc. referred to above and any adjournment of that meeting, on all matters that come before the meeting.


1.  Election of Directors

    [ ]  FOR all nominees listed below  [ ]  WITHHOLD AUTHORITY
         (except as indicated below)         to vote for all nominees
                                             listed below

    William F. Cutler, Jr.   L. Edmond Eary, Jr., M.D.   Andrew W. Zamiara

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES


2.   Proposal to Approve and Adopt Restated Articles of Incorporation.

     [ ] FOR                  [ ] AGAINST           [ ] ABSTAIN

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL


3.   Proposal to Approve the Executive Stock Incentive Plan of 1997.

     [ ] FOR                  [ ] AGAINST           [ ] ABSTAIN

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AND FOR EACH OF THE PROPOSALS IDENTIFIED ABOVE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

Dated: _________________, 1997     Please sign exactly as your name appears
                                   on this proxy.  If signing for estates,
                                   trusts or corporations, title or
                                   capacity should be stated.  IF SHARES
                                   ARE HELD JOINTLY, EACH HOLDER SHOULD
                                   SIGN.


                                   ________________________________________
                                                  Signature


                                   ________________________________________
                                           Signature if held jointly


       IMPORTANT -- PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE
                             ENCLOSED ENVELOPE